UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 16, 2012

ActiveCare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53570	87-0578125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

5095 West 2100 South, Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 974-9474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 16, 2012, pursuant to the LOI dated September 14, 2012, ActiveCare, Inc., a Delaware corporation (“ActiveCare” or “Registrant”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) finalizing the terms of its purchase of substantially all of the net assets of Green Wire, LLC, and its related entities, Rapid Medical Response, LLC, Orbit Medical Response, LLC, and Green Wire Outsourcing, Inc. (collectively, “Green Wire”), a Utah limited liability company engaged in the business of providing medical response products and services to consumers and the operation of a call center relating to those products and services.

Registrant filed a Current Report on Form 8-K on November 19, 2012 to report the purchase.  The purpose of this amended Current Report on Form 8-K is to furnish the financial statements of the acquired entities and pro forma financial information related to the transaction (see Item 9.01).

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. The financial statements of Green Wire are furnished with this amendment to Current Report on Form 8-K.
(b)	Pro forma financial information. Pro forma financial information required pursuant to Rule 8-05 of Regulation S-X is furnished with this amendment to Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActiveCare, Inc.

By:	/s/ Michael G. Acton
Michael G. Acton Chief Financial Officer

Date: January 15, 2013